Exhibit 23.1

KPMG LLP	Telephone (403) 691-8000
205-5th Avenue SW	Fax (403) 691-8008
Suite 3100, Bow Valley Square 2	www.kpmg.ca
Calgary AB
T2P 4B9

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of Precision Drilling Corporation

We consent to the use of our report, each dated March 7, 2014, with respect to the consolidated statements of financial position of Precision Drilling Corporation as at December 31, 2013 and December 31, 2012, the consolidated statements of earnings, comprehensive income, changes in equity and cash flow for the years then ended, and the effectiveness of internal control over financial reporting as of December 31, 2013 included in this annual report on Form 40-F.

We also consent to the incorporation by reference of such reports in the Registration Statements (Nos. 333-189046, 333-189045, 333-167614) on Form S-8 and the Registration Statement (No. 333-167610) on Form-10.

Chartered Accountants

March 14, 2014

Calgary, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.

KPMG Confidential